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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the use of our report dated May 21, 1999, with respect to the financial statements of Momentum Business Applications, Inc. included in its Annual Report (Form 10-K) for the period from November 9, 1998 (inception) to April 30, 1999, filed with the Securities and Exchange Commission.


                                                    Ernst & Young LLP

Walnut Creek, California
July 29, 1999